As filed with the Securities and Exchange Commission on March 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allogene Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-3562771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

210 East Grand Avenue South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full titles of the plans)

David Chang, M.D., Ph.D.

President and Chief Executive Officer

Allogene Therapeutics, Inc.

210 East Grand Avenue

South San Francisco, California 94080

(650) 457-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J Bair, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Amended and Restated 2018 Equity Incentive Plan Common Stock, $0.001 par value per share	6,074,133(3)	$31.50	$191,335,190	$23,189.83
2018 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	1,214,826(4)	$31.50	$38,267,019	$4,637.96
Total	7,288,959		$229,602,209	$27,827.79

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of Allogene Therapeutics, Inc. (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) or the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 4, 2019, as reported on the Nasdaq Global Select Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 Plan on January 1, 2019 pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, on January 1st of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 Plan will be automatically increased by: (a) 5% of the total number of shares of capital stock of the Registrant outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate prior to the applicable January 1st.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP on January 1, 2019 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, on January 1st of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 ESPP will be automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 2,320,000 shares; and (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan and 2018 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2018 (File No. 333-227965). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.2(4)	Allogene Therapeutics, Inc. Amended and Restated 2018 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement thereunder.

99.3(5)	Allogene Therapeutics, Inc. 2018 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38693), filed with the Commission on October 15, 2018 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38693), filed with the Commission on October 15, 2018 and incorporated herein by reference.
(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227333), originally filed with the Commission on September 14, 2018, as amended, and incorporated herein by reference.

(4)	Previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227965), filed with the Commission on October 24, 2018, and incorporated herein by reference.
(5)	Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227965), filed with the Commission on October 24, 2018, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 8, 2019.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer and Member of the Board of Directors

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Chang, M.D., Ph.D., and Eric Schmidt, Ph.D., and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Chang, M.D., Ph.D. David Chang, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 8, 2019

/s/ Eric Schmidt, Ph.D. Eric Schmidt, Ph.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	March 8, 2019

/s/ Arie Belldegrun, M.D., FACS Arie Belldegrun, M.D., FACS	Executive Chairman of the Board of Directors	March 8, 2019

/s/ David Bonderman David Bonderman	Member of the Board of Directors	March 8, 2019

/s/ John DeYoung John DeYoung	Member of the Board of Directors	March 8, 2019

/s/ Franz Humer, Ph.D. Franz Humer, Ph.D.	Member of the Board of Directors	March 8, 2019

/s/ Joshua Kazam Joshua Kazam	Member of the Board of Directors	March 8, 2019

/s/ Deborah M. Messemer Deborah M. Messemer	Member of the Board of Directors	March 8, 2019

/s/ Todd Sisitsky Todd Sisitsky	Member of the Board of Directors	March 8, 2019

/s/ Owen Witte, M.D. Owen Witte, M.D.	Member of the Board of Directors	March 8, 2019